Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Disclosure of Portfolio Holdings”, “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information and to the incorporation by reference of our reports dated February 17, 2014 in the Registration Statement (Form N-1A) of Hartford Series Fund, Inc. for the year ended December 31, 2013 filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 113 under the Securities Act of 1933 (Registration No. 333-45431/811-08629).

/s/Ernst & Young LLP

Minneapolis, Minnesota
April 28, 2014